UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 29, 2008, Alberto-Culver Company committed to a plan to close its manufacturing facility, reduce its headcount and relocate to a smaller commercial office in Puerto Rico in order to streamline operations, improve efficiencies and leverage the company’s new manufacturing facility in Jonesboro, Arkansas. The manufacturing facility is expected to close by the end of fiscal year 2008 while the commercial office is expected to be relocated during the first quarter of fiscal year 2009. The majority of the production currently performed in the Puerto Rico plant is expected to be shifted to certain of the company’s other manufacturing facilities, including the Jonesboro plant. Sales and distribution activities in Puerto Rico will be shifted to a distributor while other commercial activities for Puerto Rico, other Caribbean markets and certain Central American markets will be handled by a reduced staff in Puerto Rico.

As part of the plan, the company’s workforce in Puerto Rico will be reduced by approximately 100 employees. Personnel impacted by the changes have been notified and the company expects this plan to be substantially completed by the end of the first quarter of fiscal year 2009. The company estimates that pre-tax restructuring and other related charges of approximately $6.0 million will be recognized, with approximately $5.0 million during fiscal year 2008 (approximately $4.0 million in the third quarter and $1.0 million in the fourth quarter). The total estimated pre-tax restructuring and other related charges include $3.0 million of fixed asset impairments and other non-cash charges, $1.0 million of severance and other employee benefits and $2.0 million of contract termination and other exit costs.

These charges are in addition to other restructuring charges related to the company’s reorganization plan announced in fiscal year 2007 following the transaction that separated Alberto-Culver Company from Sally Beauty Company and the closure of the company’s manufacturing facility in Toronto, Canada announced in the first quarter of fiscal year 2008.

The company expects that the estimated cash expenditures for this restructuring, primarily for severance benefits and other exit costs, will be approximately $3.0 million.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; loss of one or more key customers; loss of one or more key employees; inability of efficiency initiatives to improve the company’s margins, such as the decision to close the manufacturing facility and relocate the commercial office in Puerto Rico; risks inherent in expanding in existing geographic locations and entering new geographic locations; risks inherent in acquisitions, divestitures and strategic alliances; adverse changes in currency exchange rates; increases in costs of raw materials and inflation rates; events that negatively affect the intended tax free nature of the distribution of shares of Alberto-Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; the risk that the expected cost savings related to the reorganizations and restructurings may not be realized; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in the company’s exclusive markets; and variations in political, economic or other factors such as interest rates, tax changes, legal and regulatory changes or other external factors over which the company has no control. Alberto-Culver Company has no obligation to update any forward-looking statement in this Current Report on Form 8-K or any incorporated document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

	By:	/s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

May 29, 2008